UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

XBP Global Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6641 N. Belt Line Road, Suite 100 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	XBP	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	XBPEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On December 1, 2025, the Board of Directors of XBP Global Holdings, Inc. (the “Company”) approved a 1-for-10 reverse stock split of the Company’s common stock (the “Reverse Stock Split”). The Reverse Stock Split will become effective at 5:00 p.m. Eastern Time on December 12 2025. The Company’s common stock is expected to begin trading on a split-adjusted basis on the Nasdaq Capital Market at market open on December 15, 2025.

Upon effectiveness, every ten shares of issued and outstanding common stock will automatically be reclassified and combined into one share of common stock, without any further action by the Company or the holders thereof. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock will be entitled to receive cash equal to the product obtained by multiplying (a) the closing price per share of the Company’s common stock as reported on the Nasdaq Capital Market as of the date of the Reverse Stock Split by (b) the fraction of one share owned by the stockholder (in each case after giving effect to the Reverse Stock Split).

The Reverse Stock Split will affect all holders of the Company’s common stock uniformly and will not alter a stockholder’s relative percentage ownership interest in the Company, except for adjustments that may result from the treatment of fractional shares as described above. Immediately following the effectiveness of the Reverse Stock Split, the Company will have approximately 11.75 million shares of common stock issued and outstanding.

In connection with the Reverse Stock Split, the number of shares of common stock underlying the Company’s outstanding warrants, stock options, restricted stock units, and other derivative securities will be proportionately reduced, and the exercise or conversion prices of such securities will be proportionately increased, in accordance with their terms.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Reverse Stock Split was approved by the Company’s Board of Directors at a meeting held on December 1, 2025, pursuant to the authority granted in the Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 29, 2025, as previously disclosed in the Company’s Current Report on Form 8-K filed August 4, 2025. The Certificate of Amendment authorized the Board to affect a reverse stock split of the Company’s common stock at a ratio between 1-for-3 and 1-for-15 at any time in 2025, and the Board determined to implement the Reverse Stock Split at a ratio of 1-for-10.

Item 7.01. Regulation FD Disclosure.

The information set forth under Items 3.03 and 5.03 above and in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

The information set forth under Items 3.03 and 5.03 above and in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the press release furnished as Exhibit 99.1 contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Please refer to the “Forward-Looking Statements” section in Exhibit 99.1 for additional information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated December 5, 2025, announcing reverse stock split
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2025

XBP GLOBAL HOLDINGS, INC.

By:	/s/ Ross Dawson
Ross Dawson
Secretary